                                                                    EXHIBIT 10.1

                       CHINA GRENTECH CORPORATION LIMITED
           (incorporated in the Cayman Islands with limited liability)

                  (Adopted by a resolution of the shareholders)
                       of the Company on August 25, 2005)

                               -------------------

                               SHARE OPTION SCHEME

                               -------------------

                               Table of Contents

1.    DEFINITIONS..........................................................    3
2.    CONDITIONS...........................................................    6
3.    PURPOSE, DURATION AND CONTROL OF SCHEME..............................    6
4.    OPTIONS..............................................................    7
5.    EXERCISE PRICE.......................................................    9
6.    EXERCISE OF OPTIONS..................................................    9
7.    LAPSE OF OPTION......................................................   12
8.    MAXIMUM NUMBER OF SHARES AVAILABLE FOR SUBSCRIPTION..................   13
9.    CAPITAL RESTRUCTURING................................................   14
10.   SUFFICIENT SHARE CAPITAL.............................................   14
11.   DISPUTES.............................................................   14
12.   ALTERATION OF THIS SCHEME............................................   14
13.   TERMINATION..........................................................   16
14.   CANCELLATION OF OPTIONS..............................................   16
15.   DISCLOSURE IN ANNUAL AND INTERIM REPORTS.............................   16
16.   GENERAL..............................................................   16
17.   GOVERNING LAW........................................................   17

                       CHINA GRENTECH CORPORATION LIMITED
           (incorporated in the Cayman Islands with limited liability)

                        RULES OF THE SHARE OPTION SCHEME

1.   DEFINITIONS

1.1 In this Scheme, except where the context otherwise requires, the following words and expressions have the following meanings:

     "ACCEPTANCE DATE" means the date upon which an offer for an Option must be accepted by the relevant Eligible Participant, being a date not later than [30] days after the Offer Date;

     "ADOPTION DATE" means August 25, 2005, the date on which this Scheme was conditionally adopted by a resolution of the Shareholders;

     "ADS" means an American depositary share representing Shares;

     "APPROVED INDEPENDENT FINANCIAL ADVISER" means such independent financial adviser as approved by the Board;

     "AUDITORS" means the auditors for the time being of the Company;

     "BEIJING" means the capital of the People's Republic of China;

     "BOARD" means the board of directors of the Company for the time being or a duly authorized committee thereof;

     "BUSINESS DAY" means a day on which the Nasdaq National Market is open for the business of dealing in securities;

     "CANCELLED SHARES" means those Shares which were the subject of options which had been granted and accepted under this Scheme or any of the other schemes but subsequently cancelled. For the avoidance of doubt, "CANCELLED SHARES" shall exclude "LAPSED SHARES";

     "COMMENCEMENT DATE" means, in respect of an Option, the date upon which such Option is deemed to be granted and accepted in accordance with paragraph 4.4;

     "COMPANY" means China GrenTech Corporation Limited, company incorporated in the Cayman Islands with limited liability on December 3, 2003;

     "COMPANIES LAW" means the Companies Law, Chapter 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

     "ELIGIBLE PARTICIPANT" means any full-time or part-time employees, executives, officers, directors (including executive, non-executive and independent non-executive directors), advisors, consultants and agents of the Company or any of the Subsidiaries, and such other persons who, in the sole opinion of the Board, will contribute or have contributed to the development and operations and the quality of work of the Company and the Subsidiaries, have shown initiative and commitment in performing his/her duties, or have provided service or contribution to the Company or any of the Subsidiaries for a specified length of time;

     "EXERCISE DATE" means the date of the notice given by the Grantee in respect of the exercise of the Option in accordance with paragraph 6.1;

     "EXERCISE PRICE" means the price per Share, determined by the Board, at which a Grantee may subscribe for Shares on the exercise of an Option in accordance with paragraph 5;

     "EXPIRY DATE" means, in respect of an Option, the date of the expiry of the Option as may be determined by the Board which shall not be later than the last day of the Option Period in respect of such Option;

     "GRANTEE" means any Eligible Participant who accepts the offer of the grant of an Option in accordance with the rules of this Scheme;

     "LAPSED SHARES" means those Shares which were the subject of options which had been granted and accepted under this Scheme or any of the other schemes but subsequently lapsed. For the avoidance of doubt, "LAPSED SHARES" shall exclude "CANCELLED SHARES";

     "NASDAQ" means the Nasdaq Stock Market, Inc.;

     "NASDAQ NATIONAL MARKET" means the Nasdaq Stock Market, Inc.'s National Market of the United States;

     "NEW APPROVAL DATE" has the meaning given in paragraph 8.2;

     "NEW SCHEME LIMIT" has the meaning given in paragraph 8.2;

     "OFFER DATE" means in respect of an Option, the date on which such Option is offered to an Eligible Participant which must be a Business Day;

     "OFFERING" means the initial public offer of ADSs to be registered with the United States Securities and Exchange Commission and quoted on the Nasdaq National Market;

     "OPTION" means an option to subscribe for Shares granted pursuant to this Scheme and for the time being subsisting;

     "OPTION PERIOD" means in respect of an Option, the period to be notified by the Board to each Grantee within which the Option may be exercisable provided that such period of time shall not exceed a period of ten years commencing on the Commencement Date;

     "OTHER SCHEMES" means other than this Scheme, all the schemes involving the grant by the Company of options over Shares or other securities of the Company to, or for the benefit of, specified participants of such schemes or any arrangement involving the grant of options to participants over Shares or other securities of the Company;

     "PERSONAL REPRESENTATIVE(S)" means a person or persons who, in accordance with the laws of succession applicable in respect of the death of such Grantee is or are entitled to exercise the Option accepted by such Grantee (to the extent not already exercised) in consequence of the death of such Grantee;

     "SCHEME LIMIT" has the meaning ascribed to it in paragraph 8;

     "SCHEME PERIOD" means a period commencing on the Adoption Date and ending on the tenth anniversary of the Adoption Date (both dates inclusive);

     "SHARES" means ordinary shares of US$0.00002 each in the capital of the Company or, if there has been a capitalization issue, rights issue, sub-division or consolidation of shares or reduction of capital in the share capital of the Company, shares forming part of the ordinary equity share capital of the Company of such other nominal amount as shall result from any such capitalization issue, rights issue, sub-division or consolidation of shares or reduction of capital in the share capital of the Company;

     "SHAREHOLDERS" means the shareholders of the Company;

     "SPECIAL RESOLUTION" means a resolution passed at a meeting of the Grantees (being only those Grantees holding Options, all or any part of which is unexercised as at the time of the meeting at which the resolution is proposed) duly convened and held and carried by a majority consisting of not less than three-fourths of the votes cast upon a show of hands or if a poll is duly demanded, by a majority consisting of not less than two-thirds of the votes cast on a poll;

     "SUBSIDIARY" means a subsidiary for the time being of the Company within the meaning of the Companies Ordinance (Chapter 32 of the Laws of the Hong Kong Special Administrative Region);

     "THIS SCHEME" means the share option scheme, the rules of which are set out in this document in its present or any amended form; and

     "US$" means United States dollars, the lawful currency of the United
     States.

1.2  In this Scheme, unless the context otherwise requires:

     (a) paragraph headings are inserted for convenience of reference only and shall not affect the interpretation of this Scheme;

     (b)  references to paragraphs are to paragraphs of this Scheme;

     (c)  the singular includes the plural and vice versa;

     (d)  references to one gender shall include both genders and the neuter;
          and

     (e) any reference to any statute or statutory provision shall include any statute or statutory provision which amends or replaces, or has amended or replaced it, and shall include any subordinate legislation made under the relevant statute.

2.   CONDITIONS

2.1  This Scheme shall take effect upon:

     (a) the passing of the necessary resolutions of all the shareholders of the Company to approve and adopt this Scheme; and

     (b)  the completion of the Offering.

2.2 If the conditions in paragraph 2.1 are not satisfied within six calendar months after the Adoption Date:

     (a)  this Scheme shall forthwith determine;

     (b) any Option granted or agreed to be granted pursuant to this Scheme and any offer of such a grant shall be of no effect; and

     (c) no person shall be entitled to any rights or benefits or be under any obligations under or in respect of this Scheme or any Option.

3.   PURPOSE, DURATION AND CONTROL OF SCHEME

3.1. The purpose of this Scheme is to recognize and acknowledge the contributions the Eligible Participants had or may have made to the Company. This Scheme will provide the Eligible Participants an opportunity to have a personal stake in the Company with the view to achieving the following objectives:

     (a) motivate the Eligible Participants to optimize their performance efficiency for the benefit of our company; and

     (b) attract and retain or otherwise maintain an on-going business relationship with the Eligible Participants whose contributions are or will be beneficial to our long-term growth.

3.2. Subject to paragraph 12, this Scheme shall be valid and effective for the Scheme Period after which no further Options shall be offered but the provisions of this Scheme shall in all other respects remain in full force and effect to the extent necessary to give effect to the exercise of any Options granted prior thereto or otherwise as may be required in accordance with the provisions of this Scheme and Options granted prior thereto but not yet exercised shall continue to be valid and exercisable in accordance with this Scheme.

3.3. This Scheme shall be subject to the administration of the Board and the Compensation Committee or its delegated committee whose decision as to all matters arising in relation to this Scheme or its interpretation or effect (save as otherwise provided herein) shall be final and binding on all parties.

4.   OPTIONS

4.1 The Board shall, subject to and in accordance with the provisions of this Scheme, be entitled to but shall not be bound, at any time on any Business Day during the Scheme Period offer to grant an Option to any Eligible Participant whom the Board may in its absolute discretion select and subject to such conditions (including, without limitation, any minimum period for which an Option must be held before it can be exercised and/or any performance targets which must be achieved before an Option can be exercised) as it may think fit, provided that the maximum number of Shares in respect of which Options may be granted under this Scheme to any Eligible Participant, shall not, when aggregated with:

     (a) any Shares issued upon exercise of Options or options under the other schemes which have been granted to that Eligible Participant;

     (b) any Shares which would be issued upon the exercise of outstanding Options or options under the other schemes granted to that Eligible Participant; and

     (c) any Cancelled Shares which were the subject of Options or options under the other schemes which had been granted to and accepted by that Eligible Participant,

     in any 12-month period up to the Offer Date, exceed 1% of the number of Shares in issue on the Offer Date.

4.2 If the Board determines to offer Options to an Eligible Participant which exceed the limit set out in paragraph 4.1, the Board may, subject to the issuance of a circular and the approval of the Shareholders in general meeting(s), (i) renew this limit at any time, and/or (ii) grant options beyond the limit to Eligible Participant(s) specifically identified by the Board. The date of the Board meeting at which the Board resolves to grant the proposed Options to that Eligible Participant shall be taken as the Offer Date for the purpose of calculating the Exercise Price.

4.3 If the Board determines to offer an Option to an Eligible Participant in accordance with paragraph 4.1, the Board shall forward to the relevant Eligible Participant an offer document in such form as the Board may from time to time determine which states (or, alternatively, documents accompanying the offer document which state), among others:

     (a)  the Eligible Participant's name, address and occupation;

     (b)  the Offer Date;

     (c)  the Acceptance Date;

     (d) the Commencement Date or, if the Option Period does not commence on the Commencement Date, the date of commencement of the Option Period;

     (e)  the number of Shares in respect of which the Option is offered;

     (f) the Exercise Price and the manner of payment of the Exercise Price for the Shares on and in consequence of the exercise of the Option;

     (g)  the Expiry Date in relation to that Option;

     (h) the method of acceptance of the Option which shall, unless the Board otherwise determines, be as set out in paragraph 4.4;

     (i) such other terms and conditions (including, without limitation, any minimum period for which an Option must be held before it can be exercised and/or any performance targets which must be achieved before the Option can be exercised) relating to the offer of the Option which in the opinion of the Board are fair and reasonable but not being inconsistent with this Scheme, and

     (j) the purpose of granting the Option to the specified Eligible Participant with an explanation as to how the Option serves such purpose.

4.4 An Option shall be deemed to have been granted and accepted by the Grantee and to have taken effect when the duplicate offer document constituting acceptance of the Option duly signed by the Grantee, together with a remittance in favor of the Company of US$1.00 or such other amount as determined by the Board by way of consideration for the grant thereof is received by the Company on or before the relevant Acceptance Date. Such remittance shall in no circumstances be refundable.

4.5 Any offer to grant an Option may be accepted in respect of less than the number of Shares for which it is offered provided that it must be accepted in respect of at least the number of Shares represented by one ADS for dealing in ADSs on the Nasdaq National Market or an integral multiple thereof and such number is clearly stated in the duplicate offer document constituting acceptance of the Option in the manner as set out in paragraph
     4.4. To the extent that the offer to grant an Option is not accepted by the Acceptance Date, it shall be deemed to have been irrevocably declined.

4.6  The Options shall not be listed or dealt in on the Nasdaq National Market.

4.7 An Option shall be personal to the Grantee and shall not be assignable and no Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interest (legal or beneficial) in favor of any third party over or in relation to any Option or attempt to do so (save that the Grantee may nominate a nominee in whose name the Shares issued pursuant to this Scheme may be registered). Any breach of the foregoing shall entitle the Company to cancel any outstanding Options or any part thereof granted to such Grantee.

4.8 A grant of any Option may not be made after a price sensitive event has occurred or a price sensitive matter has been the subject of a decision until such price sensitive information has been disclosed to the public. In particular, no Option may be granted during the one-month period before (i) the date of the board meeting for the approval of the results for any year, half-year, quarterly or other interim period of the Company, and (ii) the deadline to publish the results for any year, or half-year, or quarterly or other interim period of the Company.

5.   EXERCISE PRICE

     The Exercise Price in relation to each Option offered to an Eligible Participant shall, subject to the adjustments referred to in paragraph 9, be determined by the Board in its absolute discretion but in any event shall not be less than the highest of:

     (a) the official closing price of the ADSs as quoted on the Nasdaq National Market on the Offer Date;

     (b) the average of the official closing price of the ADSs as quoted on the Nasdaq National Market for the 5 Business Days immediately preceding the Offer Date; and

     (c)  the nominal value of a Share,

(a) provided that, in respect of sub-paragraph (b) above, where the ADSs have been listed on the Nasdaq National Market for less than 5 Business Days preceding the Offer Date, the reference price for each Option shall be deemed to be the closing price of the ADSs for each Business Day falling within the period between the first day of the listing of the ADSs on the Nasdaq National Market and the Offer Date.

6.   EXERCISE OF OPTIONS

6.1 Subject to paragraph 6.3, an Option shall be exercised in whole or in part and, other than where it is exercised to the full extent outstanding, shall be exercised in integral multiples of such number of Shares as shall represent at least one ADS for dealing in ADSs on the Nasdaq National Market for the time being, by the Grantee by giving notice in writing to the Company stating that the Option is thereby exercised and the number of Shares in respect of which it is exercised. Each such notice must be accompanied by a remittance for the full amount of the Exercise Price for the Shares in respect of which the notice is given. Within 21 days after receipt of the notice and the remittance and, where appropriate, receipt of the certificate issued by the Auditors or the approved independent financial adviser as the case may be pursuant to paragraph 9, the Company shall allot and issue the relevant number of Shares to the Grantee credited as fully paid and issue to the Grantee certificates in respect of the Shares so allotted.

6.2 The exercise of any Option shall be subject to the Shareholders in general meeting approving any necessary increase in the authorized share capital of the Company.

6.3 Subject as hereinafter provided, an Option may be exercised by a Grantee at any time or times during the Option Period provided that:

     (a) in the event of the Grantee ceasing to be an Eligible Participant for any reason other than on his death, ill-health, injury, disability or the termination of his relationship with the Company and/or any of the Subsidiaries on one or more of the grounds specified in paragraph 7(e), the Grantee may exercise the Option up to his entitlement at the date of cessation of being an Eligible Participant (to the extent not already exercised) within the period of one month (or such longer period as the Board may determine) following the date of such cessation (which date shall be, in relation to a Grantee who is an Eligible Participant by reason of his employment with the Company or any of the Subsidiaries, the last actual working day with the Company or the relevant Subsidiary whether salary is paid in lieu of notice or not);

     (b) in the case of the Grantee ceasing to be an Eligible Participant by reason of death, ill-health, injury or disability (all evidenced to the satisfaction of the Board) and none of the events which would be a ground for termination of his relationship with the Company and/or any of the Subsidiaries under paragraph 7(e) has occurred, the Grantee or the Personal Representative(s) of the Grantee shall be entitled within a period of 12 months (or such longer period as the Board may determine) from the date of cessation of being an Eligible Participant, which date shall be the last actual working day with the Company or any of the Subsidiaries whether salary is paid in lieu of notice or not, to exercise the Option in full (to the extent not already exercised);

     (c) if a general offer (whether by way of take-over offer, share repurchase offer or scheme of arrangement or otherwise in like manner) is made to all the holders of Shares (or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or in concert with the offeror), the Company shall use its best endeavors to procure that such offer is extended to all the grantees (on the same terms mutatis mutandis, and assuming that they shall become, by the exercise in full of the options granted to them, shareholders of the Company). If such offer, having been approved in accordance with applicable laws and regulatory requirements becomes, or is declared unconditional, the Grantee (or his legal personal representative(s)) shall be entitled to exercise his option in full (to the extent not already exercised) at any time within 14 days after the date on which such general offer becomes or is declared unconditional;

     (d) if, pursuant to the Companies Law, a compromise or arrangement between the Company and its members and/or creditors is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company shall give notice thereof to all the Grantees (together with a notice of the existence of the provisions of this paragraph) on the same day as it dispatches to members and/or creditors of the Company a notice summoning the meeting to consider such a compromise or arrangement, and thereupon each Grantee shall be entitled to exercise all or any of his Options in whole or in part at any time prior to 12 noon (Beijing time) on the business day immediately preceding the date of the meeting directed to be convened by the relevant court for the purposes of considering such compromise or arrangement and if there are more than one meeting for such purpose, the date of the first meeting. With effect from the date of such meeting, the rights of all Grantees to exercise their respective Options shall forthwith be suspended. Upon such compromise or arrangement becoming effective, all Options shall, to the extent that they have not been exercised, lapse and determine. The Board shall endeavor to procure that the Shares issued as a result of the exercise of Options in such circumstances shall for the purposes of such compromise or arrangement form part of the issued share capital of the Company on the effective date thereof and that such Shares shall in all respects be subject to such compromise or arrangement. If for any reason such compromise or arrangement is not approved by the relevant court (whether upon the terms presented to the relevant court or upon any other terms as may be approved by such court) the rights of the Grantees to exercise their respective Options shall with effect from the date of the making of the order by the relevant court be restored in full as if such compromise or arrangement had not been proposed by the Company and no claim shall lie against the Company or any of its officers for any loss or damage sustained by any Grantee as a result of the aforesaid suspension; and

     (e) in the event a notice is given by the Company to its members to convene a general meeting for the purposes of considering, and if thought fit, approving a resolution to voluntarily wind up the Company, the Company shall on the same date as or soon after it dispatches such notice to each member of the Company give notice thereof to all Grantees and thereupon, each Grantee (or in the case of the death of the Grantee, his Personal Representative(s)) shall be entitled to exercise all or any of his Options at any time not later than two business days prior to the proposed general meeting of the Company by giving notice in writing to the Company, accompanied by a remittance for the full amount of the aggregate Exercise Price for the Shares in respect of which the notice is given, whereupon the Company shall as soon as possible and, in any event, no later than the business day immediately prior to the date of the proposed general meeting referred to above, allot the relevant Shares to the Grantee credited as fully paid.

6.4 The Board may, in its discretion, require at the time of grant any particular Grantee to achieve such performance targets as the Board may then specify in the grant before any Options granted under this Scheme to such Grantee can be exercised.

6.5 The Shares to be allotted upon the exercise of an Option shall not carry voting rights until completion of the registration of the Grantee (or such other person nominated by the Grantee) as the holder thereof. Subject as aforesaid, the Shares to be allotted upon the exercise of an Option shall be subject to all the provisions of the constitutional documents of the Company for the time being in force and shall rank pari passu in all respects with and shall have the same voting, dividend, transfer and other rights, including those arising on liquidation of the Company as attached to the fully paid Shares in issue on the date of issue, in particular but without prejudice to the generality of the foregoing, in respect of voting, transfer and other rights including those arising on a liquidation of the Company and rights in respect of any dividend or other distributions paid or made on or after the date of issue.

7.   LAPSE OF OPTION

     An Option shall lapse automatically and not be exercisable (to the extent not already exercised) on the earliest of:

     (a)  the Expiry Date relevant to that Option;

     (b)  the expiry of any of the periods referred to in paragraph 6.3(a), (b),
          (c) or (e);

     (c) the date on which the scheme of arrangement of the Company referred to in paragraph 6.3(d) becomes effective;

     (d) the date of commencement of the winding-up of the Company (as determined in accordance with the Companies Law as referred to in paragraph 6.3(e);

     (e) the date on which the Grantee ceases to be an Eligible Participant by reason of the termination of his relationship with the Company and/or any of the Subsidiaries on any one or more of the grounds that he has been guilty of serious misconduct, or has committed any act of bankruptcy or is unable to pay his debts or has become insolvent or has made any arrangement or has compromised with his creditors generally, or has been convicted of any criminal offence involving his integrity or honesty or in relation to an employee of the Company and/or any of the Subsidiaries (if so determined by the Board) on any other ground on which an employer would be entitled to terminate his employment at common law or pursuant to any applicable laws or under the Grantee's service contract with the Company or the relevant Subsidiary. A resolution of the Board or the board of directors of the relevant Subsidiary to the effect that the relationship of a Grantee has or has not been terminated on one or more of the grounds specified in this paragraph shall be conclusive;

     (f) the date on which the Board shall exercise the Company's right to cancel the Option at any time after the Grantee commits a breach of paragraph 4.7 or the Options are cancelled in accordance with paragraph 14; or

     (g) in relation to the Grantee who is an Eligible Participant by reason of his employment with the Company or any of the Subsidiaries, the date on which the Grantee ceases to be so employed by the Company and/or any of the Subsidiaries during the 12-month period following the Commencement Date in respect of his particular Option.

8.   MAXIMUM NUMBER OF SHARES AVAILABLE FOR SUBSCRIPTION

8.1  Unless further approval has been obtained pursuant to paragraphs 8.2 and/or
     8.3 and subject to paragraphs 8.4 and 8.5, as at the Adoption Date, the maximum number of Shares in respect of which Options or options under the other schemes may be granted is 10% of the Shares in issue immediately following completion of the Offering ("SCHEME LIMIT"). As at the Offer Date of any proposed grant of Options, the maximum number of Shares in respect of which Options may be granted is the Scheme Limit less the aggregate of the following Shares as at that Offer Date:

     (a) the number of Shares which would be issued on the exercise in full of the Options or options under the other schemes but not cancelled, lapsed or exercised;

     (b) the number of Shares which have been issued and allotted pursuant to the exercise of any Options or options under the other schemes; and

     (c)  the number of Cancelled Shares.

8.2 Subject to paragraph 8.4, the Scheme Limit may be increased from time to time to 10% of the Shares in issue ("NEW SCHEME LIMIT") as at the date of such shareholders' approval ("NEW APPROVAL DATE"). Thereafter, as at the Offer Date of any proposed grant of Options, the maximum number of Shares in respect of which Options may be granted is the New Scheme Limit less the aggregate of the following Shares as at that Offer Date:

     (a) the number of Shares which would be issued on the exercise in full of the Options and options under the other schemes granted on or after the New Approval Date but not cancelled, lapsed or exercised;

     (b) the number of Shares which have been issued and allotted pursuant to the exercise of any Options or options under the other schemes granted on or after the New Approval Date; and

     (c) the number of Cancelled Shares, the subject of Options or options under the other schemes granted on or after the New Approval Date.

8.3 Subject to paragraph 8.4, the Board may grant Options exceeding the Scheme Limit to Eligible Participants specifically identified by the Board.

8.4 Any increase in the Scheme Limit pursuant to paragraphs 8.2 or 8.3 shall in no event result in the number of Shares which may be issued upon exercise of all outstanding options granted and yet to be exercised under this Scheme and the other schemes exceeding 30% of the Shares in issue from time to time.

8.5 The Scheme Limit referred to in paragraph 8.1 (or as increased in accordance with paragraphs 8.2 and/or 8.3, as the case may be) shall be adjusted, in such manner


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

     as the Auditors or the approved independent financial adviser shall certify to be appropriate, fair and reasonable in the event of any alteration in the capital structure of the Company in accordance with paragraph 9 whether by way of capitalization issue, rights issue, sub-division or consolidation of shares or reduction of share capital of the Company but in any event shall not exceed the limit prescribed in paragraph 8.4.

9.   CAPITAL RESTRUCTURING

     In the event of any capitalization issue, rights issue, sub-division, consolidation of shares, or reduction of capital of the Company, such corresponding alterations (if any) shall be made (except on an issue of securities of the Company as consideration in a transaction which shall not be regarded as a circumstance requiring alteration or adjustment) in:

     (a)  the number of Shares subject to any outstanding Options; and/or

     (b)  the Exercise Price,

     as the Auditors or the approved independent financial adviser shall at the request of the Company or any Grantee, certify in writing either generally or as regards any particular Grantee, to be in their opinion fair and reasonable, provided that any such alterations shall be made on the basis that a Grantee shall have the same proportion of the equity capital of the Company as that to which he was entitled to subscribe had he exercised all the Options held by him immediately before such adjustments and the aggregate Exercise Price payable by a Grantee on the full exercise of any Option shall remain as nearly as possible the same as (but shall not be greater than) it was before such event and that no such alterations shall be made if the effect of such alterations would be to enable a Share to be issued at less than its nominal value. The capacity of the Auditors or the approved independent financial adviser, as the case may be, in this paragraph is that of experts and not arbitrators and their certificate shall, in the absence of manifest error, be final and conclusive and binding on the Company and the Grantees.

10.  SUFFICIENT SHARE CAPITAL

     Subject to paragraph 6.2, the Board shall at all times set aside for purposes of this Scheme, out of the authorized but unissued share capital of the Company, such number of Shares as the Board may from time to time determine to be sufficient to meet subsisting requirements for the exercise of outstanding Options.

11.  DISPUTES

     Any dispute arising in connection with this Scheme (whether as to the number of Shares subject to an Option, the amount of the Exercise Price or otherwise) shall be referred to the Auditors who shall act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final, conclusive and binding on all persons who may be affected thereby.

12.  ALTERATION OF THIS SCHEME


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

12.1 Any alteration to the terms and conditions of this Scheme and the regulations for the administration and operation of this Scheme that are not inconsistent with this Scheme may be approved by resolution of the Board, provided that any material alteration to the terms and conditions of this Scheme or any change to the terms of Options granted (except any alterations which take effect automatically under the terms of this Scheme) must be made with the prior approval of the Shareholders in general meeting at which any persons to whom or for whose benefit the Shares may be issued under this Scheme shall abstain from voting. No alteration shall operate to affect adversely the terms of issue of any Option granted or agreed to be granted prior to such alteration or to reduce the proportion of the equity capital to which any person was entitled pursuant to such Option prior to such alteration except with:

     (a) the consent in writing of Grantees holding in aggregate Options which if exercised in full on the date immediately preceding that on which such consent is obtained would entitle them to the issue of three-fourths in nominal value of all Shares which would fall to be issued upon the exercise of all Options outstanding on that date; or

     (b)  the sanction of a Special Resolution.

     Written notice of any alterations made in accordance with this paragraph
     12.1 shall be given to all Grantees.

12.2 In respect of any meeting of Grantees referred to in paragraph 12.1, all the provisions of the constitutional documents for the time being of the Company as to general meetings of the Company shall mutatis mutandis apply as though the Options were a class of shares forming part of the capital of the Company except that:

     (a)  not less than seven days' notice of such meeting shall be given;

     (b) a quorum at any such meeting shall be two Grantees present in person or by proxy and holding Options entitling them to the issue of one-tenth in nominal value of all Shares which would fall to be issued upon the exercise of all Options then outstanding unless there is only one Grantee holding all Options then outstanding, in which case the quorum shall be one Grantee;

     (c) every Grantee present in person or by proxy at any such meeting shall be entitled on a show of hands to one vote, and on a poll, to one vote for each Share to which he would be entitled upon exercise in full of his Options then outstanding;

     (d)  any Grantee present in person or by proxy may demand a poll; and

     (e) if any such meeting is adjourned for want of a quorum, such adjournment shall be to such date and time, not being less than seven or more than fourteen days thereafter, and to such place as may be appointed by the chairman of the meeting. At any adjourned meeting, those Grantees who are then present in person or by proxy shall form a


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

          quorum and at least seven days' notice of any adjourned meeting shall be given in the same manner as for an original meeting and such notice shall state that those Grantees who are then present in person or by proxy shall form a quorum.

13.  TERMINATION

13.1 The Company by resolution in general meeting or the Board may at any time resolve to terminate the operation of this Scheme and in such event no further Options shall be offered but the provisions of this Scheme shall remain in force to the extent necessary to give effect to the exercise of any Option granted prior to the termination or otherwise as may be required in accordance with the provisions of this Scheme and Options granted prior to such termination shall continue to be valid and exercisable in accordance with this Scheme.

13.2 Details of the Options granted, including Options exercised or outstanding, under this Scheme shall be disclosed in the circular to the Shareholders seeking approval of the new scheme established after the termination of this Scheme.

14.  CANCELLATION OF OPTIONS

     Any cancellation of Options granted but not exercised must be approved by the Grantees of the relevant Options. For the avoidance of doubt, such approval is not required in the event any Option is cancelled pursuant to paragraph 4.7. Where the Company cancels Options, the grant of new options to the same Grantee may only be made under this Scheme within the limits set out in paragraphs 4.1, 8.1 and 8.2.

15.  DISCLOSURE IN ANNUAL AND INTERIM REPORTS

     The Board shall procure that details of this Scheme are disclosed in the annual reports and interim reports of the Company in compliance with the applicable rules and regulations of the United States Securities and Exchange Commission in force from time to time.

16.  GENERAL

16.1 The Company shall bear the costs of establishing and administering this Scheme (including the costs of the Auditors or the independent financial advisor, as the case may be, in relation to the preparation of any certificate or the provision of any other services in relation to this Scheme).

16.2 A Grantee shall be entitled to inspect copies of all notices and other documents sent by the Company to the Shareholders at the same time or within a reasonable time of any such notices or documents being sent, which shall be made available to him, during normal office hours at the Company's principal place of business in Shenzhen.


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

16.3 Any notices, documents or other communication between the Company and a Grantee shall be in writing and may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Shenzhen and, in the case of the Grantee, his address as notified to the Company from time to time.

16.4 Any notice or other communication served:

     (a) by the Company shall be deemed to have been served the day following the same was put in the post or if delivered by hand, when delivered; and

     (b) by the Grantee shall not be deemed to have been received until the same shall have been received by the Company.

16.5 All allotments and issues of Shares pursuant to this Scheme shall be subject to any necessary consents under the relevant laws, enactments or regulations for the time being to which the Company is subject. A Grantee shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction for, or in connection with, the grant or exercise of an Option. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any tax or other liability to which a Grantee may become subject as a result of his participation in this Scheme.

16.6 This Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

16.7 This Scheme shall not form part of any contract of employment between the Company or any of the Subsidiaries and any Eligible Participant who is an employee of the Company and/or any of the Subsidiaries and the rights and obligations of any Eligible Participant under the terms of his office or employment shall not be affected by his participation in it and this Scheme shall afford such an Eligible Participant no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

17.  GOVERNING LAW

     This Scheme and all Options granted hereunder is governed by and shall be construed in accordance with the laws of the Cayman Islands.


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